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                        FORM OF DEALER MANAGER AGREEMENT


August ___, 1997



Morgan Stanley & Company Incorporated
1585 Broadway
New York, New York 10036


Ladies and Gentlemen:

1.   General.  Silicon Graphics, Inc., a Delaware corporation (the "Company"),
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proposes to exchange _____% Senior Convertible Notes due 2004 (the "Notes") of
the Company to be issued pursuant to an Indenture (the "Indenture") to be dated as of ___________, 1997 between the Company and State Street Bank and Trust Company of California, N.A., as Trustee (the "Trustee"), for that amount of aggregate principal amount at maturity of the Zero Coupon Convertible Subordinated Debentures due 2013 (the "Debentures") of the Company determined as set forth in the Prospectus (as hereinafter defined). The exchange offer, as it may be amended and supplemented, described above is herein referred to as the "Exchange Offer." The Notes will be convertible on the terms and subject to the conditions set forth in the Indenture and Notes into common stock, par value $0.001 per share, of the Company (the "Common Stock") together with the rights (the "Rights") evidenced by such Common Stock to the extent provided in the Second Amended and Restated Preferred Shares Rights Agreement, dated as of May 6, 1992 between the Company and State Street Bank and Trust Company, as amended (the "Rights Agreement").

2.   Engagement as Dealer Manager.  By this Dealer Manager Agreement (the
     ----------------------------
"Agreement"), the Company hereby engages and appoints you as the exclusive
Dealer Manager for the Exchange Offer and authorizes you to act as such in connection with the Exchange Offer. As Dealer Manager you agree, in accordance with your customary practice to use reasonable efforts to perform in connection with the Exchange Offer those services as are customarily performed by investment banking concerns in connection with similar offers, including, without limitation, providing certain advice to the Company regarding the terms and timing of the Exchange Offer and soliciting from individuals and institutions the tender of the Debentures pursuant to and in accordance with the terms and conditions of the Exchange Offer. You shall act as independent contractors in connection with the Exchange Offer with duties solely to the Company and nothing herein contained shall constitute you as an agent of the Company in connection with the solicitation of such Debentures pursuant to and in accordance with the terms and conditions of the Exchange Offer; provided, however, that the Company hereby authorizes the Dealer Manager, and/or one or more registered brokers or dealers chosen by the Dealer Manager, to act as the Company's agent in making the Exchange Offer to residents of any jurisdiction in which such agent designation may be necessary to comply with applicable law. Nothing in this Agreement shall constitute the Dealer Manager
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or partner or joint venturer with the Company or any of its subsidiaries. On the basis of the representations and warranties and agreements of the Company contained herein and subject to and in accordance with the terms and conditions hereof and of the Exchange Offer, the Dealer Manager agrees to act in such capacity.

3.   Registration Statement, Prospectus and Offering Materials.  (a)  The
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Company has prepared and filed with the Securities and Exchange Commission (the
"Commission"), under the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (collectively, the "Securities Act"), and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder (the "Trust Indenture Act"), a registration statement on Form S-4 covering the registration of the Notes and shares of the Common Stock issuable upon conversion of the Notes. Such registration statement, including the exhibits thereto and any documents incorporated by reference therein, as amended at the time it becomes effective or as thereafter amended or supplemented from time to time, is herein called the "Registration Statement." The final prospectus included in the Registration Statement (including any documents incorporated in the prospectus by reference) is herein called the "Prospectus," except that if the final prospectus furnished to the Dealer Manager for use in connection with the Exchange Offer differs from the prospectus set forth in the Registration Statement (whether or not such prospectus is required to be filed pursuant to Rule 424(b)), the term "Prospectus" shall refer to the final prospectus furnished to the Dealer Manager for such use. The terms "supplement" and "amendment" or "supplemented" and "amended" as used herein with respect to the Prospectus shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Prospectus and prior to the termination of the Exchange Offer by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (b) The Company has prepared and filed, or agrees that prior to or on the date of commencement of the Exchange Offer (the "Commencement Date") it will file, with the Commission under the Exchange Act and the rules and regulations promulgated thereunder a Statement on Schedule 13E-4 with respect to the Exchange Offer (including the exhibits thereto and any documents incorporated by reference therein, the "Schedule 13E-4").

     (c) The Registration Statement, Prospectus and the related letters from the Dealer Manager to securities brokers, dealers, commercial banks, trust companies and other nominees, letters to beneficial owners of Debentures, letters of transmittal (the "Letters of Transmittal"), notice of guaranteed delivery (the "Notice of Guaranteed Delivery") and any newspaper announcements, press releases and other offering materials and information the Company may use or prepare, approve or authorize for use in connection with the Exchange Offer, including the Schedule 13E-4 as amended or supplemented from time to time, are herein collectively referred to as the "Exchange Offer Materials."

4.   Use of Exchange Offer Material.   (a)  The Exchange Offer Materials have
     ------------------------------
been or will be prepared and approved by, and are the sole responsibility of, the Company. The Company

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shall, to the extent permitted by law, use its reasonable efforts to disseminate the Exchange Offer Materials to each registered holder of any Debentures, as soon as practicable after the Commencement Date, pursuant to Rule 13e-4 under the Exchange Act and comply in all material respects with its obligations thereunder. Thereafter, to the extent practicable until three days prior to the Expiration Date of the Exchange Offer, the Company shall use its reasonable efforts to cause copies of such Exchange Offer Materials and a return envelope to be mailed to each person who becomes a holder of record of any Debentures.
The Company acknowledges and agrees that you may use the Exchange Offer
Materials as specified herein without assuming any responsibility for independent verification on your part and the Company represents and warrants to you that you may rely on the accuracy and completeness of any information delivered to you by or on behalf of the Company without assuming any responsibility for independent verification of such information or without performing or receiving any appraisal or evaluation of the assets or liabilities of the Company.

     (b) The Company agrees to provide you as many copies as you may reasonably request of the Exchange Offer Materials. The Company agrees that within a reasonable time prior to using or filing with the Commission or any governmental or regulatory entity or agency, including the New York Stock Exchange, Inc. (the "NYSE") ("Other Agency"), of any Exchange Offer Materials, it will submit copies of such materials to you and will give reasonable consideration to your and your counsel's comments, if any, thereon. The Company agrees prior to the termination of the Exchange Offer, before amending or supplementing the Registration Statement or the Prospectus, to furnish copies of drafts to, and consult with, the Dealer Manager and its counsel within a reasonable time in advance of filing with the Commission of any amendment or supplement to the Registration Statement, the Prospectus or the other Exchange Offer Materials. The Company shall not file any such amendment or supplement to which the Dealer Manager shall reasonably object.

     (c) The Company has furnished or shall use its best efforts to furnish to you, or cause the transfer agents or registrars for the Debentures to furnish to you, as soon as practicable after the date hereof (to the extent not previously furnished), cards or lists in reasonable quantities or copies thereof showing the names of persons who were the holders of record or, to the extent available to the Company, the beneficial owners of the Debentures as of a recent date, together with their addresses and the aggregate principal amount at maturity of the Debentures held by them. Additionally, the Company shall update, or cause the transfer agents or registrars referred to above to update, such information from time to time during the term of this Agreement as may be reasonably requested by you. Except as otherwise provided herein, you agree to use such information only in connection with the Exchange Offer.

     (d) The Company authorizes the Dealer Manager to use the Exchange Offer Materials in connection with the Exchange Offer and for such period of time as any such materials are required by law to be delivered in connection therewith. The Dealer Manager shall not have any obligation to cause any Exchange Offer Materials to be transmitted generally to the holders of Debentures.

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     (e)  The Company authorizes the Dealer Manager to communicate with any information agent (the "Information Agent") or exchange agent (the "Exchange Agent") appointed by the Company to act in such capacity in connection with the Exchange Offer. The Company will arrange for the Exchange Agent to advise you at least daily as to such matters relating to the Exchange Offer as you may reasonably request.

     (f) The Company agrees that any reference to the Dealer Manager in any Exchange Offer Materials or in any newspaper announcement or press release or other public document or communication is subject to the Dealer Manager's prior consent, which consent shall not be unreasonably withheld.

5.   Withdrawal.  In the event that (i) the Company uses or permits the use of,
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or files with the Commission or any Other Agency, any Exchange Offer Materials
and such document (a) has not been submitted to you previously for your and your counsel's comments or (b) has been so submitted, and you have or your counsel has made comments which have not been reflected in a manner reasonably satisfactory to you or your counsel; or (ii) the Company shall have breached, in any material respect, any of its representations, warranties, agreements or covenants herein, then you shall be entitled to withdraw as Dealer Manager in connection with the Exchange Offer without any liability or penalty to you or any other indemnified person (as defined in Section 11 below) and without loss of any right to indemnification or contribution provided in Section 11 or to the payment of all fees and expenses payable under Section 6 below which have accrued to the date of such withdrawal (it being agreed that in the event of any such withdrawal, for the purpose of determining the fees payable to you pursuant to Section 6, (a) the aggregate principal amount at maturity of Debentures deposited pursuant to the Exchange Offer as of the close of business on the date of such withdrawal which are thereafter acquired by the Company or any of its subsidiaries or affiliates pursuant to the Exchange Offer or otherwise shall be deemed to have been acquired as of the date of such withdrawal and (b) the aggregate principal amount at maturity of other Debentures the Company or any of its subsidiaries or affiliates have acquired or have a right to acquire as of such close of business which are thereafter acquired by the Company or any of its subsidiaries or affiliates shall be deemed to have been acquired as of the date of such withdrawal).

6.   Fees.  As compensation for your services in connection with the Exchange
     ----
Offer, the Company will pay you a fee of 0.875% of the aggregate accreted value as of the Expiration Date of the Debentures validly tendered and accepted for exchange pursuant to the Exchange Offer. If the Exchange Offer is consummated, such fee shall be paid by the Company on the Closing Date.

7.   Expenses and Reimbursement of Expenses.  The Company agrees to pay the
     --------------------------------------
reasonable costs and expenses incident to the performance of the obligations hereunder, including, without limitation, all costs and expenses (i) incurred by dealers and brokers (including yourself), commercial banks, trust companies and nominees for their customary mailing and handling expenses incurred in forwarding the Exchange Offer Materials to their customers, (ii) incident to the preparation, issuance, execution and delivery of the Notes, (iii) incident to

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the preparation, printing and filing under the Securities Act of the
Registration Statement, the Prospectus (including, without limitation, in each case all exhibits, amendments and supplements thereto), (iv) incurred in connection with the registration or qualification of the Notes under the laws of such jurisdictions as the Dealer Manager may designate (including, without limitation, reasonable fees of counsel for the Dealer Manager and its reasonable disbursements), (v) in connection with the printing (including word processing and duplication costs) and delivery of all Exchange Offer Materials (including, without limitation, any preliminary and supplemental blue sky memoranda) including, without limitation, mailing and shipping, and (vi) the fees and disbursements of Shearman & Sterling, counsel to the Company; provided, however, that the Dealer Manager shall pay all of its out-of-pocket expenses incurred in connection with the Exchange Offer (including, without limitation, the legal fees and expenses of counsel to the Dealer Manager).

8.   Representations, Warranties and Certain Agreements of the Company.  The
     ------------------------------------------------------------------
Company represents and warrants to you, and agrees with you, that as of the Commencement Date and at all times on or prior to date when the Exchange Offer is consummated (the "Closing Date"):

     (a) the Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company's knowledge, threatened by the Commission;

     (b) (i) the Exchange Offer Materials, including the Registration Statement, the Schedule 13E-4 and the Prospectus, comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act, the Exchange Act and the Trust Indenture Act, and the applicable rules and regulations of the Commission thereunder; (ii) the Registration Statement, when it became effective, did not contain and as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) none of the other Exchange Offer Materials or the Prospectus contains, and, as amended or supplemented, if applicable, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the representations and warranties set forth in this paragraph 8(b) do not apply (A) to statements or omissions in the Exchange Offer Materials based upon information relating to the Dealer Manager furnished to the Company in writing by the Dealer Manager expressly for use therein or (B) to that part of the Registration Statement that constitutes the Statements of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the Trustee under the Indenture.

     (c) the Company has the corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Indenture and the Notes and to consummate the Exchange Offer;

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     (d)  the Exchange Offer, this Agreement and all other actions by the
Company contemplated in the Exchange Offer Materials and this Agreement, have been duly and validly authorized by all necessary corporate action by the Company, and no other corporate proceedings by the Company are necessary to authorize any such actions;

     (e) this Agreement has been duly and validly executed and delivered by the Company and is a legal, valid and binding obligation of the Company;

     (f) the Prospectus as amended or supplemented in relation to the Exchange Offer has been filed with the Commission pursuant to Rule 424(b), if required, within the applicable time period prescribed for such filing by the rules and regulations under the Act;

     (g) the Exchange Agent Agreement and Information Agent Agreement are, or will be within two (2) business days of the Commencement Date, in full force and effect;

     (h) the Indenture has been duly authorized by the Company, has been duly qualified under the Trust Indenture Act, and assuming due authorization, execution and delivery of the Indenture by the Trustee, when executed and delivered by the Company, will constitute a valid and binding agreement of the Company, enforceable in accordance with its terms, except as the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity);

     (i) the Notes to be issued pursuant to the Exchange Offer have been duly authorized, and, assuming due authorization, execution and delivery of the Indenture by the Trustee, when executed and authenticated in accordance with the provisions of the Indenture and delivered in accordance with the terms of the Exchange Offer, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company enforceable in accordance with their terms, except as the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); the Notes will conform in all material respects to the description thereof contained in the Prospectus;

     (j) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

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     (k)  each subsidiaries of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

     (l) the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus;

     (m) the shares of Common Stock outstanding have been duly authorized and are validly issued, fully paid and non-assessable;

     (n) (1) the shares of Common Stock initially issuable upon conversion of the Debentures (the "Shares") have been duly authorized and, when issued and delivered in accordance with the terms of the Notes, will be validly issued, fully paid and non-assessable, and the issuance of such shares is not subject to any preemptive or similar rights and (2) the Rights, if any, issuable upon conversion of the Debentures have been duly authorized and, when and if issued upon conversion in accordance with the terms of the Indenture and the Rights Agreement, will have been validly issued;

     (o) the execution and delivery by the Company of, and the performance by the Company of its obligations under this Agreement, the Indenture and the Notes, the Exchange Offer, the issuance and delivery by the Company of the Notes pursuant to the Exchange Offer and consummation of the Exchange Offer, and the fulfillment of the terms hereof and thereof, do not and will not contravene, violate, conflict with, result in the breach of, or constitute a default under
(i) any provision of applicable law or regulation; (ii) the certificate of incorporation or by-laws of the Company; (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries; or (iv) any judgment, determination, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries other than, in the case of clauses (i), (iii) and (iv), any such contravention, violation, conflict, breach, or default that individually or in the aggregate would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the ability of the Company to perform its obligations hereunder or thereunder and commence and consummate the Exchange Offer; no consent, approval, authorization, permit or order of, or the qualification with, the Commission or any Other Agency is required for the performance by the Company of its obligations under this Agreement, the Indenture and the Notes, the Exchange Offer, the issuance and delivery of the Notes pursuant to the Exchange Offer and the consummation of the Exchange Offer, except (i) such as have been made or will be made when required as contemplated hereby under the Securities Act, the Exchange Act and the Trust Indenture Act, (ii) such filings and notifications with or to the NYSE as have been made or will be made when required, and (iii) such as may be required by

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the securities or Blue Sky laws of the various states or the securities laws of
non-U.S. jurisdictions, in each case, in connection with the Exchange Offer;

     (p) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement);

     (q) there are no legal or governmental proceedings pending or, to the Company's knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described, other than such proceedings that individually or in the aggregate would not have a material adverse effect on the Company and its subsidiaries taken as a whole, or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required;

     (r) each of the Company and its subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

     (s) the Company is not, and after giving effect to the consummation of the Exchange Offer, will not be an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended;

     (t) there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to include such securities with the Notes registered pursuant to the Registration Statement;

     (u) each of the Company and its subsidiaries is (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the

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

terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole;

     (v) except as disclosed in the Prospectus, each of the Company and its subsidiaries owns or possesses, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names necessary to the conduct of the business as now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, would have a material adverse effect on the Company and its subsidiaries, taken as a whole; and

     (w) each document filed or to be filed under the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder.

9.   Conditions to Dealer Manager's Obligations.  The obligations of the Dealer
     ------------------------------------------
Manager hereunder are subject, as of the Commencement Date and at all times on or prior to the Closing Date, to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company, in all material respects, of its obligations hereunder and to the following additional conditions:

     (a) subsequent to the execution and delivery of this Agreement and prior to the Closing Date,

          (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating or preliminary rating accorded the Notes or of any other securities of or guaranteed by the Company or any of its subsidiaries by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

          (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that described in the Prospectus that, in the Dealer Manager's judgment, is material and adverse and that makes it, in the Dealer Manager's judgment, impracticable to recommend that holders of Debentures participate in the Exchange Offer on the terms and in the manner contemplated in the Registration Statement;

     (b) on the Commencement Date and the Closing Date, you shall have received a certificate, dated such date and signed by an executive officer of the Company acceptable to you, to the effect set forth in clause (a) above, and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the date thereof and that the Company has performed, in all material respects, all of its obligations to be performed hereunder on or prior to such date. The officer signing and delivering such certificate on behalf of the Company may rely upon the best of such officer's knowledge as to proceedings threatened;

     (c) the Company shall have furnished to you on each of the Commencement Date and the Closing Date, such additional certificates or other documents as are typically delivered in connection with a transaction of this type and which you may reasonably request;

     (d)  on the Closing Date and, except as to clauses (iii), (iv), (v) and
(viii), on the Commencement Date, the Dealer Manager shall have received a signed opinion of Shearman & Sterling, counsel for the Company, dated as of such date, to the effect that:

          (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own its property and to conduct its business as described in the Prospectus;

          (ii) this Agreement has been duly authorized, executed and delivered by the Company;

          (iii) the Exchange Agent Agreement and Information Agent Agreement have been duly authorized, executed and delivered by the Company;

          (iv) the Indenture has been duly qualified under the Trust Indenture Act, has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery of the Indenture by the Trustee, constitutes a valid and binding agreement of the Company enforceable in accordance with its terms except as the enforcement thereof may be limited by
(i) bankruptcy, insolvency, reorganization, moratorium fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity);

          (v) the Notes when executed and authenticated in accordance with the provisions of the Indenture, assuming due authorization, execution and delivery of the Indenture by the Trustee, and delivered pursuant to the terms of the Exchange Offer will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company enforceable in accordance with their terms except as the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors' rights generally and
(ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity);

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

          (vi) (a) the shares of Common Stock initially issuable on conversion of the Notes have been duly authorized and reserved for issuance upon such conversion and, when issued upon conversion in accordance with the terms of the Indenture, will have been validly issued, fully paid and non-assessable, and the issuance of such shares is not subject to any preemptive or similar rights under the Company's certificate of incorporation, by-laws or applicable law and (b) the Rights, if any, issuable upon conversion of the Notes have been duly authorized and, when, and if, issued upon conversion in accordance with the terms of the Indenture and Rights Agreement, will have been validly issued.

          (vii) the statements made in the Prospectus under the captions, "Prospectus Summary -- Comparison of Senior Notes and Zero Coupon Debentures," "Description of Senior Notes," "Description of Zero Coupon Debentures," "Description of Capital Stock" and "Certain Federal Income Tax Considerations" insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and are accurate in all material respects;

          (viii) the Company is not, or after giving effect to the consummation the Exchange Offer, will not be, and the Company is not directly or indirectly "controlled" by, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended;

          (ix) after due inquiry of the officers of the Company, to the best of such counsel's knowledge, such counsel does not know of any legal or governmental proceeding pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that is required to be described in the Registration Statement or the Prospectus and is not so described, other than such proceedings that individually or in the aggregate would not have a material adverse effect on the Company and its subsidiaries taken as a whole, or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

          (x) the Schedule 13E-4 and the documents required by Item 9 thereof (except for any financial or statistical information contained or incorporated by reference therein, as to which such counsel has not been requested to express an opinion) comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder;

          (xi) such counsel (1) is of the opinion that each document incorporated by reference in the Registration Statement and Prospectus (except for financial statements and schedules and other financial and statistical data included therein or incorporated by reference therein as to which such counsel need not express any opinion), complied as to form when filed with the Commission in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder, (2) is of the opinion that the Registration Statement and Prospectus (except for financial statements and schedules and other financial and statistical data included or incorporated therein as to which such counsel need not express an opinion and except for that part of the Registration Statement that constitutes the Form T-1) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (3) has no reason to believe that (except for financial statements and schedules and other financial and statistical data included or incorporated by reference therein as to which such counsel need not express any belief) the Registration Statement and the Prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (4) has no reason to believe that (except for financial statements and schedules, and other financial and statistical data as to which such counsel need not express any belief) the Prospectus at the date of such opinion contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          In rendering such opinion, such counsel may rely as to matters of fact on certificates of officers of the Company and of public officials and may state that such counsel expresses no opinion as to the laws of any jurisdiction other than the State of California, the State of New York, the federal law of the United States and the Delaware General Corporation Law.

          With respect to paragraph (xi) above, counsel may state their opinion and belief are based upon their participation in the preparation of the Registration Statement and the Prospectus (and any amendments or supplements thereto) other than documents incorporated therein by reference and review and discussion of the contents thereof, including incorporated documents, but are without independent check or verification except as specified.

     (e) On the Commencement Date and the Closing Date, the Dealer Manager shall have received a signed opinion of the Director, Corporate Legal Services, of the Company, dated as of such date, to the effect that:

                 (i) the Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                 (ii) Each of the "significant subsidiaries" (as defined in Rule 1-02(w) of Regulation S-X under the Securities Act) of the

          Company has been duly incorporated, is validly existing as a corporation good standing under the laws of the jurisdiction of its incorporation and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                 (iii) the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus;

                 (iv) the execution and delivery by the Company of, and the performance by the Company of its obligations under this Agreement, the Indenture and the Notes, the Exchange Offer, the issuance and delivery by the Company of the Notes pursuant to the Exchange Offer and consummation of the Exchange Offer, and the fulfillment of the terms hereof and thereof, do not and will not contravene, violate, conflict with, result in the breach of, or constitute a default under
          (i) any provision of applicable law or regulation; (ii) the certificate of incorporation or by-laws of the Company; (iii) to such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries; or (iv) any judgment, determination, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries known to such counsel other than, in the case of clauses (i), (iii) and (iv), any such contravention, violation, conflict, breach, or default that individually or in the aggregate would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the ability of the Company to perform its obligations hereunder or thereunder and commence and consummate the Exchange Offer; no consent, approval, authorization, permit or order of, or the qualification with, the Commission or any Other Agency is required for the performance by the Company of its obligations under this Agreement, the Indenture and the Notes, the Exchange Offer, the issuance and delivery of the Notes pursuant to the Exchange Offer and the consummation of the Exchange Offer, except (i) such as have been made or will be made when required as contemplated hereby under the Securities Act, the Exchange Act and the Trust Indenture Act, (ii) such filings and notifications with or to the NYSE as have been made or will be made when required, and (iii) such as may be required by the securities or Blue Sky laws of the various states or the securities laws of non-U.S. jurisdictions, in each case, in connection with the Exchange Offer;

                 (v) after due inquiry, to the best of such counsel's knowledge, such counsel does not know of any legal or governmental proceeding pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that is required to be described in the Registration Statement or the Prospectus and is not so described, other than such proceedings that individually or in the aggregate would not have a material adverse effect on the Company and its subsidiaries taken as a whole, or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                 (vi) the statements made in "Item 3-Legal Proceedings" of the Company's most recent annual report on Form 10-K, in "Other Information Item 1-Legal Proceedings" of any quarterly report on Form 10-Q and in "Item 5-Other Events" of any current report on Form 8-K included or incorporated by reference in the Prospectus, insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and are accurate in all material respects.

          In rendering such opinion, such counsel may rely as to certain matters of fact on certificates of officers of the Company and of public officials and may state that such counsel expresses no opinion as to the laws of any jurisdiction other than the State of California, the federal law of the United States and the Delaware General Corporation Law.

     (f) The Dealer Manager shall have received the opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Dealer Manager, dated as of the Commencement Date and the Closing Date, covering the incorporation and legal existence of the Company, the issuance and delivery of the Notes, this Agreement, the Registration Statement, the Prospectus and such other related matters as the Dealer Manager may require.

     (g) You shall have received, on the Commencement Date and the Closing Date, letters, dated the Commencement Date and the Closing Date, as the case may be, reasonably satisfactory to you of Ernst & Young, LLP, containing statements and information of the type ordinarily included in accountants' "comfort letters" with respect to the consolidated financial statements of the Company and certain financial information contained in the Registration Statement and the Prospectus.

          The Company will furnish you with such executed or conformed copies of such opinions, certificates, letters and documents as you may reasonably request.

10.  Covenants of the Company. The Company covenants with the Dealer Manager:
     ------------------------

     (a) To use its reasonable efforts to cause the Registration Statement, including any post-effective amendment thereto, to become effective promptly and will notify the Dealer Manager immediately and, if requested by the Dealer Manager, will confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall have become effective, or any supplement to the Prospectus or any amended Prospectus or any amended or additional Exchange Offer Materials shall have been filed, (ii) of the receipt of any comments from the Commission relating to the Exchange Offer, (iii) of any request by the Commission to amend the Registration Statement or amend or supplement the Prospectus or the other Exchange Offer Materials or for additional information relating to the Exchange Offer and (iv) of (A) the issuance by the Commission of any stop order suspending the use of any Exchange Offer Materials or any qualification of the Notes for offering or sale in connection with the Exchange Offer in any jurisdiction, (B) the institution or threatening of any proceedings for any of such purposes or (C) the occurrence of any event which could cause the Company to withdraw, rescind, terminate or modify the Exchange Offer or would permit the Company to exercise any right not to accept Debentures tendered pursuant to the Exchange Offer. The Company will use its reasonable efforts to prevent the issuance of any such stop order, the issuance of any order preventing or suspending such use and the suspension of any such qualification and, if any such order is issued or qualification suspended, to obtain the lifting of such order or suspension at the earliest practicable time;

     (b) To comply in all material respects with the Securities Act, the Exchange Act and the Trust Indenture Act in connection with the Exchange Offer Materials, the Exchange Offer and the transactions contemplated hereby and thereby, as applicable. If at any time when the Prospectus is required by the Securities Act or Exchange Act to be delivered in connection with the Exchange Offer, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Dealer Manager or counsel for the Company, to amend the Registration Statement or amend or supplement the Prospectus or any other Exchange Offer Materials in order that the Prospectus or such other Exchange Offer Materials will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements in the Prospectus or such other Exchange Offer Materials, in the light of the circumstances under which they were made, not misleading or if, in the opinion of either such counsel, it shall be necessary to amend the Registration Statement or amend or supplement the Prospectus or any other Exchange Offer Materials to comply with the requirements of the Securities Act or Exchange Act, the Company will promptly prepare, file with the Commission, subject to Section 4(b) hereof, and furnish, at its own expense, to the Dealer Manager and to the dealers (whose names and address will be furnished to the Company by the Dealer Manager) to which Debentures may have been exchanged, such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus or such other Exchange Offer Materials comply with such requirements;

     (c) To endeavor, in cooperation with the Dealer Manager, to qualify the Notes for offering and sale in connection with the Exchange Offer under the applicable securities or Blue Sky laws of such jurisdictions as the Dealer Manger may reasonably request and to maintain such qualifications in effect for such time as may be required for the consummation of the Exchange Offer, provided, however the Company shall not be required to file a general consent to service of process, qualify as a foreign corporation or as a dealer in securities or subject itself to taxation in any such jurisdiction to the extent not otherwise required;

     (d) To make generally available to its security holders and to the Dealer Manager as soon as practicable an earnings statement covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder; and

     (e) To use its best efforts to advise or cause the Exchange Agent to advise the Dealer Manager at 5:00 P.M., New York City time, or promptly thereafter, daily (or more frequently if requested), by telephone or facsimile transmission, with respect to Debentures tendered as follows: (i) the aggregate principal amount of Debentures at maturity validly tendered and represented by certificates physically held by the Exchange Agent or confirmations of receipt of book-entry transfer of Debentures pursuant to the procedures set forth in the Exchange Offer on such day; (ii) the aggregate principal amount at maturity of Debentures represented by Notices of Guaranteed Delivery on such day; (iii) the aggregate principal amount at maturity of any Debentures properly withdrawn on such day; and (iv) the cumulative totals of the principal amount of Debentures in categories (i) through (iii), inclusive, above.

11.  Indemnification and Contribution; Settlement of Litigation; Release.
     -------------------------------------------------------------------
The Company agrees to indemnify and hold harmless you and your affiliates and the partners, directors, officers, employees and agents of you and your affiliates, and each person, if any, who controls you or any of your affiliates ("Indemnified Persons") within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (i) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any such Indemnified Person in connection with defending or investigating any such action or claim) (A) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any related preliminary prospectus, the Prospectus, the
Schedule 13E-4 or any Exchange Offer Materials (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon and in conformity with information relating to the Dealer Manager furnished to the Company in writing by the Dealer Manager expressly for use therein); or (B) which arises out of or is based upon a withdrawal, rescission or modification of or a failure to make or consummate the Exchange Offer; and (ii) against any other loss, claim, damage or liability (or expenses related thereto) which is related to, otherwise arises out of or is based upon or asserted in connection with your acting as a Dealer Manager in connection with the Exchange Offer, rendering financial advisory services to the Company in connection with the Exchange Offer or which arises in connection with any other matter referred to in this Agreement, except, as to any such Indemnified Person, to the extent any such losses, damages, liabilities, claims or expenses referred to in this clause (ii) result from such Indemnified Person's gross negligence, willful misconduct or bad faith in performing the services that are the subject of this Agreement. The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or any person asserting claims on behalf of or in right of the Company for or in connection with any matter referred to in this Agreement except to the extent that any such liability for losses, claims, damages or liabilities incurred by the Company (or expenses related thereto) results from such person's gross negligence, willful misconduct or bad faith.

     (b) The Dealer Manager agrees to indemnify and hold harmless the Company, its directors, trustees and officers who sign the Registration Statement or the
Schedule 13E-4, and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Dealer Manager contained in Section 11(a)(i)(A) above, but only with reference to information relating to the Dealer Manager furnished to the Company in writing by the Dealer Manager expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus, the Schedule 13E-4, any other Exchange Offer Material or any amendment or supplement thereto.

     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to paragraphs (a) or (b) of this Section 11, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (A) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (B) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Dealer Manager and such partners, directors, officers and control persons of the Dealer Manager or its affiliates, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated. In the case of any such separate firm for the Company, and such directors, officers, trustees and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     (d) If the indemnification provided for above is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (A) in such proportion as is appropriate to reflect the relative benefits received by the Company, on one hand, and the Dealer Manager, on the other hand, from the Exchange Offer or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (A) above but also the relative fault of the Company, on the one hand, and of the Dealer Manager, on the other hand, in connection with the statements or omissions or any other matter that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Dealer Manager, on the other hand, in connection with the Exchange Offer shall be deemed to be in the same respective proportions as the maximum aggregate principal amount of the Notes issuable pursuant to the Exchange Offer bears to the total Dealer Manager's fee attributable to the Exchange Offer payable to the Dealer Manager pursuant to Section 6 hereof. The relative fault of the Company, on the one hand, and the Dealer Manager, on the other hand, (A) in the case of any untrue statement of a material fact or omission or alleged omission to state a material fact, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the Dealer Manager, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and (B) in the case of any other action or omission, shall be determined by reference to, among other things, whether such action or omission was taken or omitted to be taken by the Company or its affiliates or by the Dealer Manager, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action or omission.

     (e) The Company and the Dealer Manager agree that it would not be just and equitable if contribution pursuant to Section 11(d) above were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Agreement, the Dealer Manager shall not be required to contribute any amount in excess of the fee paid to the Dealer Manager in connection with the Exchange Offer pursuant to Section 6 hereof. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (f) The remedies provided for in this Agreement are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     (g) The indemnity and contribution provisions contained in this Agreement and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (A) any termination of this Agreement, (B) any investigation made by or on behalf of the Dealer Manager or its officers, directors, partners or any person controlling the Dealer Manager, or by or on behalf of the Company, any of its respective officers, directors, trustees or any person controlling the Company or (C) consummation of the Exchange Offer.

12.  Termination.   This Agreement shall terminate upon the earliest to
     -----------
occur of (i) thirty days after the Expiration Date, (ii) any of the conditions specified in Section 9 has not been fulfilled as of any date such condition is required to be fulfilled pursuant to Section 9 (and the Dealer Manager shall have notified the Company thereof) or (iii) the date on which the Company terminates or withdraws the Exchange Offer for any reason (the earliest to occur of clauses (i), (ii) and (iii) being referred to as the "Termination Date").

     (b)  Notwithstanding termination of this Agreement pursuant to subsection
(a) above, the obligations of the parties pursuant to Sections 6, 7 and 11 shall survive any termination of this Agreement; provided that the obligations of the parties pursuant to Section 6 shall not survive termination of this Agreement pursuant to clause (ii) of subsection (a) of this Section 12 if such termination is solely attributable to a condition specified in Section 9(a) not having been fulfilled as of any date such condition is required to be fulfilled pursuant to
Section 9.

13.  Severability.  If any term or other provision of this Agreement is
     ------------
invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the agreements contained herein is not affected in any manner adverse to any party.

14.  Counterparts. This Agreement may be executed by the different parties
     ------------
hereto in one or more separate counterparts, each of which when executed shall be deemed an original, but all of which together shall constitute one and the same agreement.

15.  Binding Effect.  This Agreement shall be binding upon and inure solely
     --------------
to the benefit of each party hereto and the Indemnified Persons, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy.

16.  Governing Law. This Agreement shall be governed by and construed in
     -------------
accordance with the laws of the State of New York.

17.  Consent to Jurisdiction.   The Company (i) agrees that any legal suit,
     -----------------------
action or proceeding brought by the Dealer Manager arising out of or relating to this Agreement, the Indenture, the Notes, the Exchange Offer Materials or the transactions contemplated hereby or thereby may be instituted in any federal or state court in New York City, (ii) irrevocably waives, to the fullest extent it may effectively do so, any objection (x) which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any federal or state court in New York City or (y) that any such suit, action or proceeding has been brought in an inconvenient forum, and (iii) irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding.

     (b) The Company irrevocably designates and appoints [ ] as its authorized agent upon which process may be served in any legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby which may be instituted in any federal or state court in New York City, and agrees that service of process upon such agent, and written notice of said service to the Company, by the person serving the same, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all actions as may be necessary to maintain such designation and appointment of such agent in full force and effect.

     (c) The Company agrees that a final judgment in any such legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

18.  Entire Agreement. This Agreement, together with that certain letter
     ----------------
dated ______________, 1997, from the Dealer Manager to the Company, constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

19.  Amendment. This Agreement may not be amended except in a writing signed by
     ---------
each party to be bound thereby.

20.  Notices.  All notices and other communications required or permitted
     -------
to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person, by cable, fax, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the parties hereto as follows (or, as to each party, at such other address as shall be designated by such party in a written notice complying as to delivery with the terms of this paragraph):

                           (a)   If to you:

                                 Morgan Stanley & Co. Incorporated
                                 1585 Broadway
                                 New York, New York  10036
                                 Fax No:  (212) 761-0367

                                 Attention: Equity Syndicate

                                 With a copy to:

                                 Wilson Sonsini Goodrich & Rosati
                                 650 Page Mill Road
                                 Palo Alto, California 94304-1050
                                 Fax No.:  (415) 493-6811

                                 Attention: John A. Fore, Esq.

                                 and:

                           (b)   If to the Company,

                                 Silicon Graphics, Inc.
                                 2011 N. Shoreline Blvd.
                                 Mountain View, California 94043-1389
                                 Fax No.: (415) 961-0595

                                 Attention:  Director, Corporate Legal Services

                                 With a copy to:

                                 Shearman & Sterling
                                 555 California Street
                                 Suite 2000
                                 San Francisco, California 94104
                                 Fax No.:  (415) 616-1199

                                 Attention: William H. Hinman, Esq.

21.  Subheadings.  The descriptive headings contained in this Agreement are
     -----------
included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     Please indicate your willingness to act as Dealer Manager on the terms set forth herein and your acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this letter, whereupon this letter and your acceptance shall constitute a binding agreement among us.

               Very truly yours,

               SILICON GRAPHICS, INC.



               By:
                   ----------------------------
                   Name:
                   Title:


Accepted and agreed as of the date
first above written:

MORGAN STANLEY & CO. INCORPORATED



By:
   Name:
   Title: